Exhibit (j) under Form N-1A
                                           Exhibit (23) under Item 601/Reg.S-K


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 40 to Registration Statement No. 2-75679 on Form N-1A of our report dated March 7, 2003 relating to the financial statements of Federated GNMA Trust for the year ended
January 31, 2003, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.



Deloitte & Touche LLP
Boston, Massachusetts
March 27, 2003